Exhibit 13.1

CERTIFICATION OF CEO AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Tomkins plc (the “Company”) for the fiscal year ended December 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James Nicol, as Chief Executive Officer of the Company, and Kenneth Lever, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that,

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James Nicol
By:	James Nicol
Chief Executive Officer

/s/ Kenneth Lever
By:	Kenneth Lever
Chief Financial Officer

May 10, 2007

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except as to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.